Exhibit 10.2

EXECUTION COPY

IMMUNOMEDICS, INC.

RESTRICTED STOCK UNITS NOTICE

UNDER THE

IMMUNOMEDICS, INC.

2014 LONG-TERM INCENTIVE PLAN

Name of Grantee:	David M. Goldenberg

This Notice evidences the award of restricted stock units (each, an “RSU,” and collectively, the “RSUs”) of Immunomedics, Inc., a Delaware corporation (the “Company”), that have been granted to you pursuant to the Immunomedics, Inc. 2014 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”). This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. Each RSU is equivalent in value to one share of the Company’s Common Stock and represents the Company’s commitment to issue one share of the Company’s Common Stock at a future date, subject to the terms of the Agreement and the Plan. The RSUs are credited to a separate account maintained for you on the books and records of the Company (the “Account’). All amounts credited to the Account will continue for all purposes to be part of the general assets of the Company.

Grant Date: July 14, 2015

Number of RSUs: 1,500,000

Vesting Schedule: All of the RSUs are nonvested and forfeitable as of the Grant Date. So long as your Service (as defined in the Agreement) is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur (except as set forth below), the RSUs shall vest as follows:

•	The table below sets forth the performance milestones (each, a “Performance Milestone”) that apply to the RSUs. The number of RSUs set forth opposite each Performance Milestone in the table shall ONLY become vested on or after the third anniversary of the Grant Date and upon the successful achievement of that Performance Milestone provided that (i) such achievement occurs on or before the fifth anniversary of the Grant Date (the “Expiration Date”) and (ii) either your Service with the Company is continuous from the Grant Date through the third anniversary of the Grant Date or your Service with the Company terminates prior to the achievement of the Performance Milestone but after the third anniversary of the Grant Date as a result of (a) your termination of employment for Good Reason, (b) your employment terminates and you become entitled to payment pursuant to Section 13(c)(iv) of the Employment Agreement, (c) your termination of employment because of Permanent Disability, or (d) your death, in which case, notwithstanding such termination, the RSUs will vest if the Performance Milestones below are achieved by the Expiration Date.

Performance Milestones	Number of RSUs Eligible to Vest

Fair Market Value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $7.35 or higher for the prior 30 consecutive trading days

500,000 RSUs

Fair Market Value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $11 or higher for the prior 30 consecutive trading days

500,000 RSUs

Fair Market Value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $15 or higher for the prior 30 consecutive trading days

500,000 RSUs

Total	1,500,000 RSUs

For avoidance of doubt, if the Fair Market Value of one share of Common Stock is $15 or more based on the average closing price for 30 consecutive trading days at a time when no other Performance Milestones have previously been satisfied, then the Performance Milestones will be deemed satisfied with respect to all RSUs.

Subject to the Service conditions set forth above, in the event of a Change of Control prior to the Expiration Date, all unvested RSUs will vest, if at all, based on the actual price per Common Share as of the date of the Change of Control. For purposes of determining whether the Performance Milestones are satisfied in such case, the relevant measure will be the Fair Market Value of a Common Share based on the consideration payable in connection with and as of the date of the Change of Control without regard to the prior 30 consecutive trading days.

/s/ Peter Pfreundschuh
Immunomedics, Inc.	Date July 14, 2015

I acknowledge that I have carefully read the Agreement and the prospectus for the Plan. I agree to be bound by all of the provisions set forth in those documents. I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

/s/ Dr. David M. Goldenberg
Signature of Grantee	Date July 14, 2015

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